Exhibit 99.(j)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, each dated January 1, 2026, and each included in this Post-Effective Amendment No. 974 to the Registration Statement (Form N-1A, File No. 333-132380), of WisdomTree Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated October 30, 2025, with respect to the financial statements and financial highlights of WisdomTree Bloomberg U.S. Dollar Bullish Fund, WisdomTree Emerging Currency Strategy Fund, WisdomTree 1-3 Year Laddered Treasury Fund, WisdomTree 7-10 Year Laddered Treasury Fund, WisdomTree Bianco Total Return Fund, WisdomTree Core Laddered Municipal Fund, WisdomTree Emerging Markets Corporate Bond Fund, WisdomTree Emerging Markets Local Debt Fund, WisdomTree Floating Rate Treasury Fund, WisdomTree High Income Laddered Municipal Fund, WisdomTree Inflation Plus Fund, WisdomTree Interest Rate Hedged High Yield Bond Fund, WisdomTree Interest Rate Hedged U.S. Aggregate Bond Fund, WisdomTree Mortgage Plus Bond Fund, WisdomTree Voya Yield Enhanced USD Universal Bond Fund, WisdomTree Yield Enhanced U.S. Aggregate Bond Fund, WisdomTree Yield Enhanced U.S. Short-Term Aggregate Bond Fund, WisdomTree Efficient Gold Plus Equity Strategy Fund, WisdomTree Efficient Gold Plus Gold Miners Strategy Fund, WisdomTree Enhanced Commodity Strategy Fund, WisdomTree Equity Premium Income Fund (formerly, WisdomTree PutWrite Strategy Fund), WisdomTree Managed Futures Strategy Fund, WisdomTree Private Credit and Alternative Income Fund (formerly, WisdomTree Alternative Income Fund), WisdomTree Target Range Fund (twenty four of the funds constituting WisdomTree Trust) included in the Annual Report to Shareholders (Form N-CSR) for the periods ended August 31, 2025, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York

December 26, 2025